EXHIBIT 99.1
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[ARMSTRONG LOGO]

FOR IMMEDIATE RELEASE
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October 2, 2006



                                            CONTACT:   Media Inquiries:
                                                       Dorothy Brown Smith
                                                       Vice President
                                                       Corporate Communication
                                                       (717) 396-5696

                                                       Investor Inquiries:
                                                       Beth Riley
                                                       Director
                                                       Investor Relations
                                                       (717) 396-6354

                        ARMSTRONG EMERGES FROM CHAPTER 11

          COURT-APPROVED PLAN OF REORGANIZATION BECOMES EFFECTIVE TODAY AND PROVIDES FOR COMPREHENSIVE RESOLUTION OF ASBESTOS LIABILITY


LANCASTER, Pa., Oct. 2, 2006 - Armstrong World Industries, Inc. ("AWI"), a global leader in the design and manufacture of flooring, ceilings and cabinets, announced today that its "Fourth Amended Plan of Reorganization, as Modified," dated February 21, 2006 (the "Plan"), which was confirmed by U.S. District Court Judge Eduardo Robreno in August, has become effective and AWI has emerged from Chapter 11. The Plan includes a comprehensive settlement resolving AWI's asbestos liability by establishing and funding a trust to compensate all current and future asbestos personal injury claimants.

         "This is an exciting day for Armstrong and its employees," said Michael
D. Lockhart, AWI's Chairman and Chief Executive Officer. "Today we emerged from Chapter 11 having made significant operational improvements that provide the opportunity to grow and strengthen our business.

         "In addition to resolving AWI's asbestos liability, we used the time in Chapter 11 to restructure our flooring business to make it more competitive," Mr. Lockhart said. "We made substantial improvements in our cost structure by closing several plants and streamlining our workforce in the U.S. We have also expanded capacity to manufacture wood flooring, broadened our product lines and improved product quality and customer service."

         AWI has had several consecutive quarters of improved financial performance. In the second quarter of 2006 AWI nearly doubled its operating income (from $36.6 million to $72.5 million) from a year ago. This increase was primarily due to increased manufacturing productivity and a 3% sales increase. For the first six months of 2006, AWI's operating income increased to $120.7 million (compared to $44.3 million for the first six months of 2005). The improvement in operating income was primarily due to higher sales, improved manufacturing productivity, and reduced SG&A expenses.

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         "I would like to thank the nearly 15,000 Armstrong employees around the world for their hard work, dedication and loyalty during the past six years," said Mr. Lockhart. "Armstrong has gone through a lengthy and challenging Chapter 11 reorganization. We could not have overcome the many obstacles we encountered without the outstanding effort and commitment of our employees."

EXIT FINANCING

         AWI expects to receive commitments for a total of $1.1 billion in a senior credit facility, including: (i) a $300 million revolving credit facility;
(ii) a $300 million term loan with a five year maturity; and (iii) a $500 million term loan with a seven year maturity. The Revolving Credit Facility is immediately available to support AWI's ongoing liquidity needs. Both term loans are expected to be funded on or about October 16, and will be utilized to satisfy distributions under the Plan.

         "We are emerging from Chapter 11 with less debt and a stronger balance sheet than six years ago," said Mr. Lockhart. "Our solid capital structure, combined with our recent financial performance, means that our employees, customers, distributors, suppliers and other business partners can be assured that the company is on strong financial footing with good prospects for continued growth and profitability going forward."

PLAN PROVISIONS

         As previously announced, pursuant to the Plan, AWI has established a trust in accordance with the provisions of section 524(g) of the U.S. Bankruptcy Code to resolve all current and future asbestos personal injury claims (the "Trust"). AWI is funding the Trust by making a one-time contribution of cash, insurance assets and common stock of the reorganized AWI. Those assets will be administered by the Trust's trustees and used to pay asbestos claims in accordance with the provisions of the Plan and the related Trust documents. The reorganized AWI will have no role or responsibility in the administration of the Trust. Pursuant to the Plan, all present and future asbestos personal injury claims must be asserted against the Trust, and all asbestos claimants will be permanently enjoined from pursuing their claims against the reorganized AWI.

         The Plan provides for general unsecured creditors to receive a combination of cash and common stock of the reorganized AWI on account of their allowed claims. Distributions to unsecured creditors are expected to begin on October 17. Plans for listing and trading of AWI's new common stock are expected to be announced next week.


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         As previously announced, pursuant to the Plan, the ownership of AWI by its former parent, Armstrong Holdings, Inc. ("AHI"), ended upon AWI's emergence from Chapter 11. All AWI stock owned by AHI has been cancelled. AHI is issuing a separate press release on related matters today.

BOARD OF DIRECTORS

         AWI has a new, nine member Board of Directors. Mr. Lockhart will continue to serve as Chairman and CEO of AWI, and no senior management changes are expected. In addition to Mr. Lockhart, Judith R. Haberkorn and John J. Roberts, both of whom had served on the Board of AHI, will serve on the new AWI Board. The six additional members of the new AWI Board are:

     o James J. Gaffney - Chairman of Imperial Sugar Company; former Chairman and CEO of General Aquatics, Inc;

     o Robert C. Garland - CEO of AFR Holdco, Inc., American Fiber Resources and Great Lakes Pulp Company;

     o Scott D. Miller -President and CEO of the Six Sigma Academy; former Vice Chairman and President of Hyatt Hotels Corporation;

     o Russell F. Peppet - Special Advisor to Park Avenue Equity Partners, a private equity firm; formerly Vice Chairman of Peat, Marwick, Mitchell & Co., now KPMG;

     o Arthur J. Pergament - Founder and CEO of Pergament Advisors, LLC, a New York based asset manager serving the institutional and high net worth communities; and

     o Hon. Alexander M. Sanders, Jr. - former President of Charleston College and Chief Judge on the South Carolina Court of Appeals.

FRESH START ACCOUNTING
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         AWI will adopt fresh-start financial reporting as of its emergence from
Chapter 11. Fresh start accounting requires the Company to mark-to-market its entire balance sheet, similar to purchase accounting. This includes revaluing assets and liabilities to current estimated fair value, setting shareholders' equity at an amount to be determined by a third party valuation, and recording any portion of the equity value that cannot be attributed to specific tangible or intangible assets as goodwill. The adoption of fresh start accounting will have a material effect on AWI's financial statements, primarily due to additional non-cash expenses related to higher asset values. As a result of the


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application of fresh start reporting as of October 2, 2006, AWI's financial statements in future periods will not be comparable with prior financial statements.

THIRD QUARTER RESULTS

         AWI currently expects to report its third quarter earnings at the end of October. At that time, AWI also expects to provide an outlook for the remainder of 2006. In addition, AWI is preparing to hold meetings with investors during the month of November.
For copies of the Plan and related exhibits, please visit http://www.armstrongplan.com


Armstrong World Industries, Inc., is a global leader in the design and manufacture of floors, ceilings and cabinets. In 2005, Armstrong's net sales totaled nearly $4 billion. Based in Lancaster, PA, Armstrong operates 41 plants in 12 countries and has approximately 14,600 employees worldwide.

Additional information about Armstrong and the Chapter 11 reorganization is available on the Internet at http://www.armstrong.com and www.armstrongplan.com.


These materials may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements provide expectations or forecasts of future events. Our results could differ materially due to known and unknown risks and uncertainties, including: Armstrong World Industries, Inc.'s ("AWI") Chapter 11 case and the magnitude of its asbestos liabilities; claims and legal proceedings, lower construction activity reducing our market opportunities, unavailability and/or increased costs for raw materials and energy; success in introducing new products, achieving manufacturing efficiencies and implementing price increases to offset increased costs; risks related to our international trade and business; labor relations issues; price competition stemming from factors such as worldwide excess industry capacity; business combinations among competitors, suppliers and customers; the loss of business with key customers; and other factors disclosed in our recent reports on Forms 10-K, 10-Q and 8-K filed with the SEC. We undertake no obligation to update any forward-looking statement.

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